2019 FIRST QUARTER for the future

Dear Fellow Shareholders,

Despite the challenging market environment during the quarter, Raymond James generated record quarterly net revenues of $1.93 billion and net income of $249 million, or $1.69 per diluted share, for the fiscal first quarter ended December 31, 2018. Quarterly net revenues increased 12% over the prior year's fiscal first quarter, driven by higher asset management and related administrative fees, higher net interest income and increased investment banking revenues. Quarterly net income of $249 million was negatively impacted by a $15 million loss associated with the sale of our operations related to the research, sales and trading of European equities, but still improved a substantial 109% over the prior year's fiscal first quarter, which included a $117 million loss related to the Tax Cuts and Jobs Act. Annualized return on equity for the quarter was 15.9%.

The Private Client Group (PCG), Asset Management and Raymond James Bank segments generated record net revenues during the quarter. PCG's record quarterly net revenues of $1.36 billion grew 10% over the prior year's fiscal first quarter and 4% over the preceding quarter. Record PCG quarterly pre-tax income of $164 million increased 6% over the prior year's fiscal first quarter and 25% over the preceding quarter. PCG's record results were largely attributable to starting the quarter with higher assets in fee-based accounts, as these accounts are primarily billed based on balances at the beginning of the quarter, and higher fees earned on balances in the Raymond James Bank Deposit Program (RJBDP). An increase in the internal servicing fee paid by Raymond James Bank and higher short-term interest rates drove the increased RJBDP fees. Financial advisor growth was essentially flat in the quarter as a number of planned retirements, where we typically retain the vast majority of client assets, as well as advisors leaving the business offset the addition of new advisors. Regrettable attrition remains very low, and interest from prospective advisors is strong across all of our affiliation options.

The Capital Markets segment generated quarterly net revenues of $253 million, which grew 17% over the prior year's fiscal first quarter but declined 8% compared to the preceding quarter, bolstered by record investment banking revenues. The segment's pre-tax income of $12 million was negatively impacted by the aforementioned $15 million loss associated with the sale of certain of our European operations. Compared to the prior year's fiscal first quarter, revenues increased due to higher M&A revenues and, to a lesser extent, equity underwriting fees. The sequential decline in the segment's net revenues was primarily due to lower M&A and tax credit fund revenues, which both set records in the preceding quarter. Fixed income brokerage revenues continued to be challenged given the flat yield curve and lower levels of client activity.

The Asset Management segment produced record quarterly net revenues of $174 million, up 15% over the prior year's fiscal first quarter and 1% over the preceding quarter. Quarterly pre-tax income of $64 million improved 12% compared to the prior year's fiscal first quarter and was essentially flat with the preceding quarter. Financial assets under management ended December at $126.5 billion, down 3% compared to December 2017 and 10% compared to the preceding quarter. Net inflows of assets into managed programs were more than offset by the significant decline in the equity markets during the quarter, as well as net outflows for Carillon Tower Advisers.

Raymond James Bank generated record quarterly net revenues of $203 million and pre-tax income of $110 million. Revenues grew 23% over the prior year's fiscal first quarter, lifted by loan growth and the year-over-year expansion of the net interest margin (NIM). The bank's NIM increased to 3.25% for the quarter, up 17 basis points over the prior year's fiscal first quarter, helped by higher short-term interest rates, but down two basis points compared to the preceding quarter, largely due to a higher concentration in lower-yielding cash balances. Net loans at Raymond James Bank ended the quarter at a record $19.9 billion, an increase of $2.2 billion, or 12%, over December 2017 and $369 million, or 2%, over September 2018, reflecting broad-based growth across all loan categories. Pre-tax income declined 4% compared to the prior year's fiscal first quarter, as solid revenue growth was offset by an increase in the internal servicing fee paid to the PCG segment related to RJBDP accounts, as well as a higher loan loss provision. The higher loan loss provision was primarily driven by loan growth and certain credit downgrades during the quarter. Despite the uptick in the provision during the quarter, the bank's credit metrics remain satisfactory, with criticized loans as a percent of total loans of 1.13% declining from 1.32% in December 2017 and 1.18% in September 2018.

During the quarter, we announced a leadership change in Global Equities and Investment Banking, with co-president Jim Bunn becoming president and assuming full leadership of the business after Jeff Trocin, as part of a planned succession, stepped down as co-president of the business. Jeff remains active with the firm and has been appointed vice chairman, Raymond James Financial. I thank Jeff for successfully leading our equities business over the past 22 years, and for continuing to help the firm in his new capacity. We also announced the appointment of Robert M. (Bob) Dutkowsky to the board of directors and its Audit and Risk Committee. Given Bob's extensive experience in the technology industry, including as former chief executive officer of a number of public companies, we are confident that he will serve our board and shareholders well. Additionally, after nearly 12 years of service, Bob Saltzman retired from the board of directors on Feb. 28. I am deeply grateful for all he has contributed over the years and our best wishes for good health, happiness and prosperity, and continued success in his future endeavors.

We earned several notable awards, recognitions and accolades during the fiscal first quarter. In PCG, four Raymond James-affiliated advisors were named to Barron's list of Top 100 Independent Wealth Advisors, and 13 Raymond James-affiliated managers were named to On Wall Street's list of Top 75 Branch Managers. Additionally, 12 Raymond James-affiliated advisors were named to Working Mother magazine's Top Wealth Adviser Moms list, and Raymond James Financial Services advisor Lynn Phillips-Gaines was named to InvestmentNews' Women to Watch. In our Financial Institutions Division, 27 Raymond James-affiliated advisors were named to Bank Investment Consultant's list of Top 100 Advisors.

Raymond James Investment Banking was recognized with three "Deal of the Year" awards from the M&A Advisor: Information Technology (over $100MM), Industrials (over $100MM) and Private Equity ($250MM-$500MM).

We have always been focused on giving back to our communities, and I am particularly proud of our significant efforts during the quarter. Between advisor and associate contributions, and our company match, Raymond James raised nearly $6.25 million for communities across the country through the United Way – our most effective campaign yet. Through the Tampa Bay Heart Walk, Raymond James associates raised nearly $350,000 for the American Heart Association. Raymond James was a finalist in the Corporate Philanthropy Award category, and seven other Raymond James-affiliated advisors received honorable mentions.

In support of advancing diversity and inclusion in the workplace, I signed the CEO Action for Diversity and Inclusion pledge. Raymond James has always welcomed associates of all backgrounds, not only because it is the right thing to do, but also because a more diverse workforce makes us a better and more competitive firm.

In summary, we are pleased with our strong results during the first fiscal quarter despite the challenging market environment. We acted opportunistically when the equity markets declined during the quarter by repurchasing 6.1 million shares of common stock for $458 million, an average cost of approximately $75.70 per share. As of December 31, 2018, we had $255 million remaining of the $500 million authorization approved by the board of directors in late November.

In addition to returning capital to shareholders through dividends and share repurchases, our primary objective remains utilizing our capital to grow the company, both organically and through selective acquisitions. For example, we recently announced the acquisition of Silver Lane Advisors to complement and expand our investment banking advisory business. I am excited to welcome the Silver Lane Advisors team to the Raymond James family. We believe our strong levels of capital and liquidity position us well for changing market environments.

Due to the decline in the equity markets during the fiscal first quarter, we are entering the fiscal second quarter with assets in fee-based accounts down 8% on a sequential basis. Furthermore, the fiscal second quarter is typically negatively impacted by a reset in payroll taxes, a lower number of days during the quarter, and elevated costs associated with year-end mailings. However, we are also entering the quarter with the benefit of higher short-term interest rates and a sequential increase in client cash balances, which should lift net interest income and related fees. Longer term, we believe we remain well-positioned to continue delivering superior returns for our shareholders. Thank you for your confidence in Raymond James.

Sincerely,

Paul C. Reilly
Chairman, CEO
March 6, 2019

Certain statements made in this letter may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as "expects," and future or conditional verbs such as "will" and "should," as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the "SEC") from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC's website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited – in millions) Dec. 31, Sept. 30, 2018 2018 Assets: Cash and cash equivalents $4,322 $3,500 Cash segregated pursuant 2,782 2,441 to regulations and other segregated assets Securities purchased under 399 373 agreements to resell Financial instruments, 4,114 3,927 at fair value Receivables 4,788 5,372 Bank loans, net 19,887 19,518 Property & equipment, net 490 486 Other assets 1,762 1,796 Total assets $38,544 $37,413 Liabilities and equity: Bank deposits 21,673 19,942 Securities sold under 156 186 agreements to repurchase Financial instruments sold $511 $482 but not yet purchased, at fair value Other payables 7,231 7,902 Other borrowings 1,198 899 Senior notes payable 1,550 1,550 Total liabilities $32,319 $30,961 Total equity attributable 6,143 6,368 to Raymond James Financial, Inc. Noncontrolling interests 82 84 Total equity $6,225 $6,452 Total liabilities and equity $38,544 $37,413

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited - in millions, except per share amounts) Three Months Ended Dec. 31, Dec. 31, 2018 2017 Revenues: Asset management and related administrative fees $ 865 $ 729 Brokerage revenues: Securities commissions 388 416 Principal transactions 76 97 Total brokerage revenues 464 513 Account and service fees 185 171 Investment banking 137 88 Interest income 316 232 Other 37 33 Total revenues 2,004 1,766 Interest expense (73) (40) Net revenues 1,931 1,726 Non-interest expenses: Compensation, commissions and benefits 1,265 1,153 Communications and information processing 92 80 Occupancy and equipment costs 51 50 Business development 43 34 Investment sub-advisory fees 24 22 Professional fees 22 12 Bank loan loss provision 16 1 Acquisition and disposition-related expenses 15 4 Other 73 59 Total non-interest expenses 1,601 1,415 Income including noncontrolling interests and before provision for income taxes 330 311 Provision for income taxes 83 192 Net income including noncontrolling interests 247 119 Net loss attributable to noncontrolling interests (2) — Net income attributable to Raymond James Financial, Inc. $ 249 $ 119 Earnings per common share – diluted $ 1.69 $ 0.80 Weighted-average common and common equivalent shares outstanding – diluted 147.3 148.3 CONSOLIDATED RESULTS BY SEGMENT (unaudited - in millions) Net revenues: Private Client Group $ 1,356 $ 1,233 Capital Markets 253 217 Asset Management 174 151 RJ Bank 203 165 Other (1) 2 (3) Intersegment eliminations (57) (37) Total net revenues $ 1,931 $ 1,726 Pre-tax income/(loss) (excluding noncontrolling interests): Private Client Group $ 164 $ 155 Capital Markets 12 5 Asset Management 64 57 RJ Bank 110 114 Other (1) (18) (20) Pre-tax income (excluding noncontrolling interests) $ 332 $ 311 (1) The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of RJF, including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions.

corporate profile Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,800 financial advisors throughout the United States, Canada and overseas. Total client assets are $725 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at raymondjames.com. Stock Traded: NEW YORK STOCK EXCHANGE Stock Symbol: RJF International Headquarters: The Raymond James Financial Center 880 Carillon Parkway // St. Petersburg, FL 33716 800.248.8863 // raymondjames.com © 2019 Raymond James Financial Raymond James® is a registered trademark of Raymond James Financial, Inc. 19-Fin-Rep-0092 EG 3/19